UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

StoneCastle Financial Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0934878
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

152 West 57th Street, 35th Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-189307

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.001 per share (the “Common Stock”) of StoneCastle Financial Corporation, a Delaware corporation (the “Registrant”) is set forth under the caption “Description of Common Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form N-2 (File Nos. 333-189307 and 811-22853), initially filed with the Securities and Exchange Commission on June 14, 2013, as amended from time to time, which description is incorporated herein by reference.

Item 2.	Exhibits

Because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 6, 2013	STONECASTLE FINANCIAL CORP.

	By:	/s/ George Shilowitz
George Shilowitz
President